                                                                   Exhibit 10.23

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                LICENCE AGREEMENT

                                     between

                               LONZA BIOLOGICS PLC

                                       and

                                 INHIBITEX, INC.

                                      INDEX

ARTICLE      TITLE                                                    PAGE
-------      -----                                                    ----
1.           Definitions                                                3

2.           Supply of Materials and Know-How                           6

3.           Ownership of Property and Intellectual Property            6

4.           Licences                                                   7

5.           Payments                                                   8

6.           Royalty Procedures                                         9

7.           Liability and Warranties                                  10

8.           Confidentiality                                           11

9.           Patents                                                   13

10.          Term and Termination                                      14

11.          Assignment                                                15

12.          Governing Law and Jurisdiction                            16

13.          Force Majeure                                             16

14.          Illegality                                                17

15.          Miscellaneous                                             17

16.          Notice                                                    18

17.          Interpretation                                            19

SCHEDULE

1            Patent Rights                                             20

THIS AGREEMENT is made the 23rd day of December 2002

BETWEEN

LONZA BIOLOGICS PLC of 228 Bath Road, Slough, Berkshire SL1 4DY, England (hereinafter referred to as "Biologics"), and

INHIBITEX, INC. of 8995 Westside Parkway, Alpharetta, Georgia 30004, USA (hereinafter referred to as "Licensee")

WHEREAS

A. Biologics is the proprietor of the System and certain Intellectual Property rights in relation thereto (all as hereinafter defined), and

B. The Licensee wishes to take a Licence under Intellectual Property (as hereinafter defined) of which Biologics is the proprietor to commercially exploit the Product (as hereinafter defined) in the form hereunder.

NOW THEREFORE the parties hereby agree as follows:

1.       Definitions

         1.1 "Affiliate" means any company, partnership or other entity which directly or indirectly controls, is controlled by or is under common control with the relevant party to this Agreement. "control" means the ownership of more than fifty percent (50%) of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the party in question.

         1.2      "Cell Lines" means those cell lines referred to in Clause
                  2.1.1(b).

         1.3      "Effective Date" means the date first above written.

         1.4 "First Commercial Sale" means the date of the first sale or other disposal of Product for consideration by the Licensee or its sublicensee.

         1.5 "Intellectual Property" means Materials Know-How and Patent Rights owned by Biologics or an Affiliate of Biologics and which Biologics has a right to grant herein.

         1.6 "Know-How" means unpatented technical and other information including but without prejudice to the generality of the foregoing ideas, concepts, inventions, discoveries, data, formulae, specifications, procedures for experiments and tests and other protocols, results of experimentation and testing, fermentation and purification techniques and assay protocols.

         1.7 "Materials" means the System, vectors containing the System, but excluding any gene inserted into the System by Licensee for the purposes of producing Product.

         1.8 "Materials Know-How" means Know-How specifically relating to the Materials of which Biologics is the proprietor.

         1.9 "Net Selling Price" means all monies received by or on behalf of Licensee or its sublicensee hereunder in respect of the sale of Product in the Territory less the following items to the extent that they are paid or allowed and included in the invoice price:

                  1.9.1    normal discounts actually granted;

                  1.9.2 credits allowed for Product or other goods returned or not accepted by customers;

                  1.9.3 packaging, transportation and prepaid insurance charges on shipments or deliveries to customers; and

                  1.9.4 taxes actually incurred and paid by Licensee or its sublicensee hereunder in connection with the sale or delivery of Product or other goods to customers.

                  Upon any sale or other disposal of Product by or on behalf of Licensee or its sublicensee hereunder other than a bona fide arms length transaction exclusively for money or upon any use of the Product for purposes which do not result in a disposal of such Product in consideration of sales revenue customary in the country of use, such sale, other disposal or use shall be deemed to constitute a sale at the then current maximum selling price in the country in which such sale, other disposal or use occurs.

                  For the avoidance of doubt, the supply of Product free of charge as commercial samples or for use in clinical studies or to third parties for evaluation purposes shall not be included in this provision and shall not be deemed to constitute a sale.

         1.10 "Patent Rights" means the patents and applications which Biologics has a right to grant herein short particulars of which are set out in Schedule 1 hereto and all patents and applications thereof of any kind throughout the world whether national or regional including but without prejudice to the generality of the foregoing, author certificates, inventor certificates, improvement patents, utility certificates and models and certificates of addition and including any divisions, renewals, continuations, continuations in part, extensions of reissue thereof.

         1.11 "Product" means a monoclonal antibody to a bacterial cell surface adhesion known as Aurexis(TM) of which Licensee is the proprietor and which is obtained by the expression of any one gene or of any combination of genes by use of the Materials, or any formulation containing the same.

         1.12 "System" means the glutamine synthetase gene expression system of which Biologics is the proprietor which is described in the Patent Rights and Materials Know-How.

         1.13     "Territory" means world-wide.

         1.14 "Valid Claim" means a claim within the Patent Rights (including any re-issued and unexpired patents) which has not been held unenforceable or invalid by the decision of a court or other governmental agency of competent jurisdiction unappealable or unappealed within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through re-issue or disclaimer or otherwise and which has not expired or been abandoned.

2.       Supply of Materials and Know-How

         2.1 Immediately following the signature of this Agreement by both parties and receipt of the payment specified in Clause 5.1.1 hereof Biologics shall, if requested by Licensee in writing, arrange for supply free of charge ex-works Biologics' premises, Slough, Berkshire (Incoterms 2000) to Licensee the following:

                  2.1.1    Materials

                           (a) Approximately 20(mu)g of vector pEE12.4. Approximately 20(mu)g of vector pEE14.4. Approximately 20(mu)g of vector pEE13.4. Approximately 20(mu)g of vector pEE6.4. Approximately 20(mu)g of vector pCon gamma 4 (proline at 241).
                                    Approximately 20(mu)g of vector pCon kappa.
                                    Approximately 20(mu)g of vector pCon gamma
                                    1-f.
                                    Approximately 20(mu)g of vector pCon gamma
                                    1-za.

                           (b) Two 1ml vials of myeloma cell line NS0. Two 1ml vials of the Chinese Hamster Ovary cell line CHO-K1.

                  2.1.2    Materials Know-How

                           Materials Know-How contained as at the date hereinabove in manuals of operating procedures for the System.

                           Licensee shall use the Materials and Cell Lines only in the expression of Product by insertion of gene(s) coding for Product(s) into the Materials and Cell Lines, and shall not use, cause the use of or permit to be used the Materials or the Cell Lines for any purpose not directly authorised by this Agreement.

3.       Ownership of Property and Intellectual Property

         3.1 It is hereby acknowledged and agreed that any and all property and Intellectual Property in the Materials is vested in Biologics.

         3.2 The provisions of this clause shall survive termination of this Agreement.

4.       Licences

         4.1 Biologics hereby grants to Licensee a world-wide non-exclusive licence under the Intellectual Property to develop, manufacture, market and sell Product in the Territory save as provided by Clause 4.3 below, there shall be no right to sublicense the rights granted hereunder.

         4.2 Save as expressly provided by Clause 2 above, the Licensee hereby undertakes not to make any modifications or adaptations to the Materials or the Cell Lines during the subsistence of this Agreement.

         4.3 Subject to the provisions of this Clause 4.3, Licensee shall be entitled to grant a sublicence to the rights granted by Clause 4.1 to a third party for the purposes of that third party producing Product for Licensee provided always:

                  4.3.1 Licensee shall ensure such sublicensee's use of the Materials, the Cell Lines, the Intellectual Property and the Product is undertaken solely for the purpose of establishing a manufacturing process for Product, or producing Product, for Licensee; and

                  4.3.2 The sublicensee shall not, by virtue of this Agreement, be granted any right or licence, either express or implied, under any patent or proprietary right vested in Biologics or otherwise, to use the Materials, the Intellectual Property or the Product other than for the purposes of establishing a manufacturing Process for Product or producing Product for Licensee and Licensee agrees to ensure that such sublicensee shall not assign, transfer, further sublicense or otherwise make over the benefit or the burden of the rights granted to it pursuant to this Agreement; and

                  4.3.3 Any sublicence granted shall be expressly subject and subordinate to the terms of this Agreement, and it shall be Licensee's responsibility to ensure the strict adherence by any sublicensee hereunder to the terms and conditions of this Agreement; and

                  4.3.4 Promptly following the grant of any sublicensee pursuant to this Clause 4, Licensee shall notify Biologics of the identity of the sublicensee and shall confirm it has complied with the requirements of this Clause 4.3 in respect of the same.

5.       Payments

         5.1 In consideration of the licence granted to Licensee pursuant to Clause 4.1 hereof, Licensee shall pay Biologics as follows:

                  5.1.1 [ *** ] per annum upon the Effective Date of this Agreement; and

                  5.1.2 a royalty of [ *** ] of the Net Selling Price of Product manufactured by the Licensee or Biologics.

         5.2 Upon the grant by Licensee of one or more sublicence(s) in respect of the rights granted by Clause 4.1 pursuant to Clause
                  4.3 and during the continued existence of such sublicence(s) the annual licence fee refered to in clause 5.1.1 shall not become due but rather Licensee shall pay Biologics as follows:

                  5.2.1 [ *** ] per sublicence per annum for use of Materials for production of Product for development services for human clinical studies with initial payment being due on the commencement of manufacture of the first GMP batch for such clinical studies; and

                  5.2.2 [ *** ] per sublicence per annum for use of Materials for production of Product for commercial purposes with initial payment being due on the date of grant of the Biologics Licence Application; and

                  5.2.3 a royalty of [ *** ] of the Net Selling Price of Product manufactured by a sublicensee.

         5.3 For the avoidance of doubt the annual licence fee refered to in clause 5.1.1 shall not be payable on its anniversary if one or more licence fees have been paid during the preceding 12 months in accordance with clauses 5.2.1 or 5.2.2 and in the event that Licensee has previously sub-licensed the rights in accordance with clause 5.2 and subsequently terminates such sub-license, then the annual licence fee referred to in clause
                  5.1.1 shall only become payable upon the anniversary of the Effective Date subsequent to the termination of all sub-licences unless a new sub-licence is granted prior to such anniversary and payment is made in accordance with clause 5.2

         6.       Royalty Procedures

         6.1 Licensee shall keep true and accurate records and books of account containing all data necessary for the calculation of royalties payable to Biologics. Such records and books of account shall, upon reasonable notice having been given by Biologics be open for inspection by Biologics or its duly authorised representative.

         6.2 Licensee shall prepare a statement in respect of each calendar quarter which shall show for the quarter in question details of the sales of Product and the royalty due and payable to Biologics thereon.

                  Such statement shall be submitted to Biologics within thirty
                  (30) days of the end of the calendar quarter to which it relates together with a remittance for the royalties due to Biologics.

         6.3      All sums due under this Agreement:

                  6.3.1 shall be made in pounds sterling to Biologics. Payments due to Biologics in currencies other than pounds sterling shall first be calculated in the relevant local currency before being calculated at the rate of exchange ruling at the close of business on the day payment is due or made, whichever is earlier, provided always that where payment is made after the date provided therefore herein conversion shall be at the rate ruling at the date of payment if this is more favourable to Biologics. The rate of exchange shall be the mean value of the Pound Spot Rate in London first published in the Financial Times on the day following the day for determining such rates.

                  6.3.2 are exclusive of any Value Added Tax or of any other applicable taxes, levies, imposts, duties and fees of whatever nature imposed by or under the authority of any government or public authority which shall be paid by Licensee. The parties agree to co-operate in all respects necessary to take advantage of such double taxation agreements as may be available.

         6.4 Where Biologics does not receive payment of any sum by the due date, interest shall accrue thereafter on the sum due and owing to Biologics at the rate of four percent (4%) over the base rate from time to time of HSBC Bank plc, interest to accrue on a day to day basis without prejudice to Biologics' right to receive payment on the due date.

7.       Liability and Warranties

         7.1 Biologics gives no representation or warranty that the Patent Rights which are patent applications will be granted or if granted will be valid nor that the exercise of the rights granted to Licensee hereunder will not infringe other patent rights or intellectual property rights vested in Biologics or any third party. Biologics represents and warrants to Licensee that as of the Effective Date that it has the title to grant the licence granted pursuant to this Agreement and that the licence granted does not conflict with or violate the terms of any agreement between Biologics and any third party.

         7.2 To the best of Biologics' knowledge and belief, as of the date hereof, save for the Patent Rights there are no patent rights or patent applications with respect to the Materials and Materials Know How of which Biologics or its Affiliate is the proprietor and which are necessary to enable the Licensee to exercise the rights granted herein.

                  In the event Biologics becomes the proprietor of patent rights with respect to the Materials and Materials Know How which are necessary to enable Licensee to exercise the rights granted herein, Biologics agrees to grant a licence under the patent rights to the extent necessary to enable the Licensee to exercise such rights at no additional charge.

                  As of the date of this Agreement Biologics' Legal or Corporate Departments have not received any claim or demand by any third party claiming infringement of its intellectual property rights by use of the Intellectual Property in accordance with the provisions of this Agreement. Biologics agrees to notify Licensee at any time during the term of this Agreement if it receives such notice or demand.

         7.3 The Licensee hereby acknowledges that in order to exploit the rights contained herein the Licensee may require licences under Biologics patent rights other than those herein licensed or under third party patent rights (including those vested in Affiliates of Biologics) that may be infringed by the use by the Licensee of the rights licensed herein and it is hereby agreed that it shall be the Licensee's responsibility to satisfy itself as to the need for such licences and if necessary to obtain such licences. No licence is granted save as expressly provided herein and no licence in addition thereto shall be deemed to have arisen or be implied by way of estoppel or otherwise.

         7.4 Licensee shall indemnify and hold harmless Biologics and its officers, servants and agents at all times in respect of any and all losses, damages, costs and expenses suffered or incurred as a result of any contractual, tortious or other claims or proceedings by third parties against Biologics arising in any way out of the exercise by Licensee of any of the rights granted to it under this Agreement, including, but not limited to, product liability claims or proceedings save to the extent that such third party claims relate solely to the System and Licensee's use of the System in accordance with the scope of this Agreement.

         7.6 Any condition or warranty other than those relating to title which might otherwise be implied or incorporated within this Agreement by reason of statute or common law or otherwise is hereby expressly excluded.

         7.5 The terms of this Clause 7 shall survive termination of the Agreement for whatever reason.

8.       Confidentiality

         8.1 Licensee expressly acknowledges that the Materials Know-How and any other Know-How with which it is supplied by Biologics pursuant to this Agreement is supplied in circumstances imparting an obligation of confidence and Licensee agrees to keep such Know How or Materials Know-How secret and confidential and to respect Biologics' proprietary rights therein and to use the same for the sole purpose of this Agreement and not during the period of this Agreement or at any time for any reason whatsoever to disclose or permit to be disclosed such Know How or Materials Know-How to any third party other than its sublicensee hereunder for use in accordance with the terms of this Agreement. Licensee shall procure that only its employees and employees of it sublicensee hereunder shall have access to the Know How or Materials Know-How on a need to know basis and that all such employees shall be informed of their secret and confidential nature and shall be subject to the same obligations as Licensee and its sublicensee hereunder pursuant to this Clause 8.1.

         8.2 Licensee hereby undertakes and agrees to keep the Materials and the Cell Lines secure and safe from loss, damage, theft, misuse and unauthorised access and shall procure that the Materials and the Cell Lines shall be made available only to employees of Licensee and employees of its sublicensee hereunder on a need to know basis and subject to the same obligations of confidence as provided in Clause 8.1 hereof, and to use the same for the sole purpose of this Agreement.

         8.3 Both parties undertake and agree not to at any time for any reason whatsoever disclose or permit to be disclosed to any third party or otherwise make use of or permit to be made use of any trade secrets or confidential information relating to the business affairs or finances of the other or of any suppliers, agents, distributors, licensees or other customers of the other which comes into their possession pursuant to this Agreement.

         8.4 The obligations of confidence referred to in this Clause 8 shall not extend to any information which:

                  8.4.1 is or shall become generally available to the public otherwise than by reason of a breach by the recipient party of such information of the provisions of this Clause 8;

                  8.4.2 is known to the recipient party of such information and is at its free disposal prior to its receipt from the other;

                  8.4.3 is subsequently disclosed to the recipient party without obligations of confidence by a third party owing no such obligations in respect thereof; and

                  8.4.4 Biologics or Licensee may be required to disclose to a government agency for the purpose of any statutory, regulatory or similar legislative requirement applicable to the production of Product or to meet the requirements of any Stock Exchange to which the parties may be subject but only to the extent such disclosure is required, and subject to obligations of secrecy wherever possible; and

                  8.4.5 can be demonstrated by competent written evidence as having been independently developed by the recipient of the information in questions without reference to that information.

         8.5 The obligations of both parties under this Clause 8 shall survive the expiry or termination of this Agreement for whatever reason.

9.       Patents

         9.1 Biologics hereby undertakes and agrees that at its own cost and expense it will:

                  9.1.1 prosecute or procure prosecution of such of the Patent Rights which are patent applications diligently to grant so as to secure the best commercial advantage obtainable so far as it is reasonable to do so with reference to Biologics' commercial considerations; and

                  9.1.2 pay or procure payment of all renewal fees in respect of the Patent Rights valid and subsisting for the full term thereof and in particular will procure such renewal of the registrations thereof as may be necessary from time to time so far as it is reasonable to do so with particular reference to commercial considerations.

         9.2 Licensee shall promptly notify Biologics in writing of any infringement or improper or unlawful use of or of any challenge to the validity of the Patent Rights and/or Know-How. Biologics undertakes and agrees to take all such steps and proceedings and to do all other acts and things as may in Biologics' sole discretion be necessary to restrain any such infringement or improper or unlawful use or to defend such challenge to validity and Licensee shall permit Biologics to have the sole conduct of any such steps and proceedings including the right to settle them whether or not Licensee is a party to them.

10.      Term and Termination

         10.1 Unless terminated earlier in accordance with the provisions of this Clause 10 or Clause 13 or 14, this Agreement shall continue in force in each country of the world, until expiry of the last to expire of a period of fifteen (15) years from the date of First Commercial Sale or until expiry of the last Valid Claim, whichever is later always provided that this Agreement shall terminate before the expiry of the said fifteen (15) year period and after the expiry of the last Valid Claim if Biologics makes publicly available the Materials and the Materials Know-How.

         10.2 Licensee may terminate this Agreement by giving sixty (60) days notice in writing to Biologics.

         10.3 Either Biologics or Licensee may terminate this Agreement forthwith by notice in writing to the other upon the occurrence of any of the following events:

                  10.3.1 if the other commits a breach of this Agreement which in the case of a breach capable of remedy shall not have been remedied within sixty (60) days of the receipt by the other of a notice identifying the breach and requiring its remedy.

                  10.3.2 if the other is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a reconstruction or amalgamation in such manner that the company resulting from such reconstruction or amalgamation if a different legal entity shall agree to be bound by and assume the obligations of the relevant party under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver appointed over all or any part of its assets or takes or suffers any similar action in consequence of a debt, or ceases for any reason to carry on business.

         10.4 If at any time during this Agreement Licensee directly or indirectly opposes or assists any third party to oppose the grant of letters patent or any patent application within any of the Patent Rights or disputes or directly or indirectly assists any third party to dispute the validity of any patent within any of the Patent Rights or any of the claims thereof Biologics shall be entitled at any time thereafter to terminate all or any of the licences granted hereunder forthwith by notice to Licensee.

         10.5 If this Agreement is terminated for any reason any and all licences granted hereunder shall terminate with effect from the date of termination and Licensee shall destroy all Materials, Cell Lines and Product forthwith and shall certify such destruction immediately thereafter in writing to Biologics.

         10.6 Termination for whatever reason or expiration of this Agreement shall not affect the accrued rights of the parties arising in any way out of this Agreement as at the date of termination. The right to recover damages against the other and all provisions which are expressed to survive this Agreement shall remain if full force and effect.

11.      Assignment

         11.1 Save as expressly provided by Clause 4. neither party shall be entitled to assign, transfer, charge or in any way make over the benefit and/or burden of this Agreement without the prior written consent of the other which consent shall not be unreasonably withheld or delayed save that Company shall be entitled without the prior written consent of Biologics to assign, transfer, charge, sub-contract, deal with or in any manner make over the benefit and/or burden of this Agreement to an entity to which Company has assigned its entire business in the field relevant to the Research Evaluation and Biologics shall be entitled without the prior written consent of the other party to assign transfer, charge, sub-contractor deal with or in any other manner make over the benefit and/or burden of this Agreement to an Affiliate or to any 50/50 joint venture company of which Biologics is the beneficial owner of fifty per cent (50%) of the issued share capital thereof or to any company with which Biologics may merge or to any company to which that party may transfer its assets and undertakings.

         11.2 This Agreement shall be binding upon the successors and assigns of the parties and the name of a party appearing herein shall be deemed to include the names of its successors and assigns provided always that nothing herein shall permit any assignment by either party except as expressly provided herein.

12.      Governing Law and Jurisdiction

         12.1 The validity, construction and performance of this Agreement shall be governed by English law to the jurisdiction of whose courts the parties hereto submit.

         12.2 Either party shall have the right to take proceedings in any other jurisdiction for the purposes of enforcing a judgement or order obtained from the Court in England.

13.      Force Majeure

         Neither party shall be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement occasioned by acts and events beyond its control such as any act of God, fire, act of government or state, war, civil commotion, insurrection, embargo, prevention from or hindrance in obtaining any raw materials, energy or other supplies, labour disputes of whatever nature and any other reason beyond the control of either party. If either party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one of the reasons set out in this Clause 13 such party shall give written notice to the other of such inability stating the reason in question. The operation of this Agreement shall be suspended during the period (and only during the period) in which the reason continues. Forthwith upon the reason ceasing to exist the party relying upon it shall give written advice to the other of this fact. If the reason continues for a period of more than ninety

         (90) days and substantially affects the commercial basis of this Agreement the party not claiming under this Clause 13 shall have the right to terminate this Agreement by giving sixty (60) days written notice of such termination to the other party.

14.      Illegality

         If any provision or term of this Agreement or any part thereof shall become or be declared illegal, invalid or unenforceable for any reason whatsoever including but without limitation by reason of the provisions of any legislation or other provisions having the force of law or by reason of any decision of any Court or other body or authority having jurisdiction over the parties hereto or this Agreement including the EC Commission or the European Court of Justice, such terms or provisions shall be divisible from this Agreement and shall be deemed to be deleted from this Agreement in the jurisdiction in question provided always that if any such deletion substantially affects or alters the commercial basis of this Agreement either party shall have the right to terminate this Agreement by giving sixty (60) days written notice of such termination to the other party.

15.      Miscellaneous

         15.1 This Agreement embodies and sets forth the entire agreement and understanding of the parties and supersedes all prior oral and written agreements, understanding or arrangements relating to the subject matter of this Agreement. Neither party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Agreement.

         15.2 This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the parties.

         15.3 No failure or delay on the part of either party hereto to exercise any right or remedy under this Agreement shall be construed or operated as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy or preclude the further exercise of such right or remedy as the case may be. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

         15.4 The text of any press release or other communication to be published by or in the media whether of a scientific nature or otherwise and concerning the subject matter of this Agreement shall require the prior written approval of Biologics. Notwithstanding the foregoing, nothing herein shall be construed as limiting Licensee's rights or ability to publish, present or use in any way data and results relating solely and exclusively to the Research Evaluation without reference to the System, the Materials, the Intellectual Property or Biologics. Such publication, presentation or use by Company shall not require prior review or written approval of Biologics.

         15.5 Each of the parties hereto shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.

         15.6 The parties to this Agreement do not intend that any term hereof should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement.

16.      Notice

         16.1 Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if left at or sent by registered post, courier, facsimile or other electronic media to a party or delivered in person to a party at the address or facsimile number set out below for such party or such other address as the party may from time to time designate by written notice to the other(s):

                  Address of Biologics
                  Lonza Biologics plc, 228 Bath Road, Slough, Berkshire SL1 4DY
                  Facsimile: 01753 777001
                  For the attention of the Head of Legal Services

                  Address of Licensee
                  Inhibitex, Inc., 8995 Westside Parkway, Alpharetta, Georgia 30004, USA
                  Facsimile: 001 678 336 2612

                  For the attention of President and Chief Operating Officer with a copy to Chief Scientific Officer

         16.2 All such notices and documents shall be in the English language. Any such notice or other document shall be deemed to have been received by the addressee seven (7) working days following the date of despatch of the notice or other document by post or, where the notice or other document is sent by hand or is given by facsimile or other electronic media, simultaneously with the transmission or delivery. To prove the giving of a notice or other document it shall be sufficient to show that it was despatched.

17.      Interpretation

         17.1 The headings in this Agreement are inserted only for convenience and shall not affect the construction hereof.

         17.2 Where appropriate words denoting a singular number only shall include the plural and vice versa.

         17.3 Reference to any statute or statutory provision includes a reference to the statute or statutory provision as from time to time amended, extended or re-enacted.

AS WITNESS the hands of the duly authorised representatives of the parties hereto

Signed for and on behalf of                             [ILLEGIBLE]
LONZA BIOLOGICS PLC                              -------------------------

                                                         Secretary         TITLE

Signed for and on behalf of                         /s/ Joseph M. Patti
INHIBITEX, INC.                                  -------------------------

                                       CSO and VP Preclinical Development. TITLE

                                   SCHEDULE 1

                                  PATENT RIGHTS

Biologics Ref:          LBP07 (formerly known as PA98)

Priority Dates:         01.04.85 and 03.09.85

Title: Transformed Myeloma Cell-Line and a Process for the Expression of a Gene Coding for a Eukaryotic Polypeptide employing same

Inventors:              John Henry Kenten
                        Michael Alan Boss

                         Patent Application
Territory                or * Patent Number          Patent Expiry Date
---------                ------------------          ------------------
Australia                     * 584417                    01.04.06

Bulgaria                      *  60107                    01.04.06

Canada                        *1319120                    15.06.10

Europe+                       * 216846                    01.04.06

Russia                        *2079553                    01.04.06

United Kingdom                *2183662                    01.04.06

USA (cont III)                *5981216                    09.11.16

+ includes Austria, Belgium, France, Germany, Italy, Luxembourg, Netherlands, Sweden and Switzerland.

Celltech Ref. No:                PA 108

Subject Matter:                  Expression systems containing a glutamine
gene                             synthetase

Title: Recombinant DNA Sequences, Vectors containing them and method for the use thereof

Origin:                          Celltech/University of Glasgow joint invention
Registered Owner:                Celltech Limited/University of Glasgow
Beneficial Owner:                Celltech R&D Limited/University of Glasgow

Priority Application Date:       23rd January 1986
Earliest Publication Date/No:    30th July 1987/WO87/04462

Territory              Application Date       Application No.       Patent No.      Expiry Date
---------              ----------------       ---------------       ----------      -----------
Australia                  23.01.87              68935/87             599081          23.01.07
Canada                     23.01.87              528011               1338901         11.02.14
*Europe                    23.01.87              87900856.3           0256055         23.01.07
Japan                      23.01.87              500891/87            7032712         23.01.07
USA                        23.01.87              07/595733            5122464         16.06.09
USA (divisional)           23.01.87              08/302241            5770359         16.06.09
USA (divisional)           23.01.87              08/476567            5827739         16.06.09

*includes: Austria, Belgium, France, Germany, Italy, Liechtenstein, Luxembourg, Netherlands, Sweden, Switzerland, United Kingdom

Biologics Ref:       LBP09 (formerly known as PA 140)

Priority Date:       23.07.87

Title:               Recombinant DNA Product and Processes using it

Inventors:           Christopher Robert Bebbington

                          Patent Application
Territory                 or * Patent Number          Patent Expiry Date
---------                 ------------------          ------------------
Europe+                        * 323997                    22.07.08

Japan                          *2505268                    22.07.08

USA (cont II)                  *5591639                    07.01.14

USA (divisional)               *5658759                    19.08.14

+ includes Austria, Belgium, France, Germany, Italy, Luxembourg, Netherlands, Sweden, Switzerland and United Kingdom

Biologics Ref:       LBP10 (formerly known as PA 177)

Priority Date:       18.04.88

Title:               Recombinant DNA Methods, Vectors and Host Cells

Inventors:           Christopher Robert Bebbington
                     Geoffrey Thomas Yarranton

                          Patent Application
Territory                 or * Patent Number          Patent Expiry Date
---------                 ------------------          ------------------
Australia                      * 624616                    18.04.09

Canada                         *1338891                    04.02.14

Europe+                        * 338841                    18.04.09

Japan                          *2007380                    18.04.09

USA (cont I)                   *5879936                    09.03.16

USA (cont II)                  *5891693                    06.04.16

+ includes Austria, Belgium, France, Germany, Greece, Italy, Luxembourg, Netherlands, Spain, Sweden, Switzerland and United Kingdom